Exhibit 10.4
CONTRIBUTION, CONVEYANCE AND
ASSUMPTION AGREEMENT
BY AND AMONG
WILLIAMS FIELD SERVICES COMPANY, LLC
AND
WILLIAMS FOUR CORNERS LLC

TABLE OF CONTENTS

ARTICLE I DEFINITIONS; RECORDATION		1
1.1	Definitions	1
1.2	Schedules	2

ARTICLE II THE CONVEYANCE		2
2.1	Contribution and Conveyance of the Four Corners Assets by WFSC to Four Corners	2
2.2	Excluded Assets	3
2.3	Specific Conveyances	3

ARTICLE III ASSUMPTION OF CERTAIN LIABILITIES		3
3.1	Assumption of Four Corners Asset Liabilities by Four Corners	3
3.2	General Provisions Relating to Assumption of Liabilities	3

ARTICLE IV TITLE MATTERS		4
4.1	Encumbrances	4
4.2	Disclaimer of Warranties; Subrogation; Waiver	4

ARTICLE V FURTHER ASSURANCES		6
5.1	Further Assurances	6
5.2	Other Assurances	6

ARTICLE VI POWER OF ATTORNEY		7
6.1	WFSC	7

ARTICLE VII MISCELLANEOUS		7
7.1	Order of Completion of Transactions	7
7.2	Consents; Restriction on Assignment	7
7.3	Costs	8
7.4	Headings; References; Interpretation	8
7.5	Successors and Assigns	9
7.6	No Third Party Rights	9
7.7	Counterparts	9
7.8	Governing Law	9
7.9	Severability	9
7.10	Deed; Bill of Sale; Assignment	9
7.11	Amendment or Modification	9
7.12	Integration	10
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CONTRIBUTION, CONVEYANCE AND ASSUMPTION AGREEMENT
     THIS CONTRIBUTION, CONVEYANCE AND ASSUMPTION AGREEMENT, dated as of June 20, 2006 (this “Agreement”), is entered into by and between Williams Field Services Company, LLC, a Delaware limited liability company (“WFSC”), and Williams Four Corners LLC, a Delaware limited liability company (“Four Corners”). The foregoing shall be referred to individually as a “Party” and collectively as the “Parties.” Certain capitalized terms used are defined in Article I hereof.
RECITALS
1.	WHEREAS, Williams Field Services Company, a Delaware corporation and the predecessor entity to WFSC (“WFS Company”), formed Four Corners pursuant to the Delaware Limited Liability Company Act (the “Delaware LLC Act”) and contributed sufficient consideration in exchange for all of the membership interests in Four Corners.
2.	WHEREAS, WFS Company filed a Certificate of Conversion pursuant to Section 266 of the General Corporation Law of the State of Delaware to convert itself to WFSC.
3.	WHEREAS, concurrently with the consummation of the transactions contemplated hereby, WFSC will convey the Four Corners Assets (as defined herein) to Four Corners as a capital contribution with Four Corners assuming the Four Corners Asset Liabilities (as defined herein).
     NOW, THEREFORE, in consideration of their mutual undertakings and agreements hereunder, the Parties undertake and agree as follows:
ARTICLE I
DEFINITIONS; RECORDATION
     1.1 Definitions. The following capitalized terms have the meanings given below.
     “Agreement” has the meaning assigned to such term in the first paragraph of this Agreement.
     “Delaware LLC Act” has the meaning assigned to such term in the first recital of this Agreement.
     “Effective Date” means June 20, 2006.
     “Effective Time” means the time when the transactions contemplated by Article II hereof have been consummated.
     "Excluded Assets” has the meaning assigned to such term in Section 2.2.
     "Excluded Liabilities” has the meaning assigned to such term in Section 3.2.

     "Four Corners” has the meaning assigned to such term in the first paragraph of this Agreement.
     “Four Corners Asset Liabilities” shall mean all liabilities and obligations relating to the Four Corners Assets. The Four Corners Asset Liabilities shall not include the Excluded Liabilities.
     "Four Corners Assets” has the meaning assigned to such term in Section 2.1.
     “Laws” means any and all laws, statutes, ordinances, rules or regulations promulgated by a governmental authority, orders of a governmental authority, judicial decisions, decisions of arbitrators or determinations of any governmental authority or court.
     “Party and Parties” have the meanings assigned to such terms in the first paragraph of this Agreement.
     "Registration Statement” means the registration statement on Form S-1 (File No. 333-133065) filed by Williams Partners L.P.
     “Restriction” has the meaning assigned to such term in Section 7.2.
     "Restriction Asset” has the meaning assigned to such term in Section 7.2.
     “Specific Conveyances” has the meaning assigned to such term in Section 2.3.
     “WFSC” has the meaning assigned to such term in the first paragraph of this Agreement.
     “WFS Company” has the meaning assigned to such term in the first recital of this Agreement.
     1.2 Schedules. The following schedules are attached hereto:
     (a) Schedule 2.1 — List of Four Corners Assets
     (b) Schedule 2.2 — List of Excluded Assets
ARTICLE II
THE CONVEYANCE
     2.1 Contribution and Conveyance of the Four Corners Assets by WFSC to Four Corners. WFSC hereby grants, contributes, transfers, assigns and conveys to Four Corners, its successor and assigns, for its and their own use forever, all of its right, title and interest in and to all of the assets described on Schedule 2.1 (the “Four Corners Assets”), and Four Corners hereby accepts the Four Corners Assets, as a contribution to the capital of Four Corners, subject to all matters to be contained in the instruments of conveyance covering the Four Corners Assets to evidence such contribution and conveyance, if any. The Four Corners Assets shall not include the Excluded Assets.

     TO HAVE AND TO HOLD the Four Corners Assets unto Four Corners, its successors and assigns, together with all and singular the rights and appurtenances thereto in anywise belonging, subject, however, to the terms and conditions stated in this Agreement, and in such instruments of conveyance, forever.
     2.2 Excluded Assets. Notwithstanding anything contained in Section 2.1 to the contrary, WFSC shall not grant, contribute, transfer, assign or convey to Four Corners (or cause to be granted, contributed, transferred, assigned or conveyed), and Four Corners shall neither assume, purchase nor acquire from WFSC any of the assets described on Schedule 2.2 (collectively, the “Excluded Assets”).
     2.3 Specific Conveyances. To further evidence the contributions of the Four Corners Assets reflected in this Agreement, WFSC may have executed and delivered to Four Corners certain conveyance, assignment and bill of sale instruments (the “Specific Conveyances”). The Specific Conveyances shall evidence and perfect such contribution and conveyance made by this Agreement and shall not constitute a second conveyance of any assets or interests therein and shall be subject to the terms of this Agreement.
ARTICLE III
ASSUMPTION OF CERTAIN LIABILITIES
     3.1 Assumption of Four Corners Asset Liabilities by Four Corners. In connection with the contribution by WFSC of the Four Corners Assets to Four Corners, as set forth in Section 2.1 above, Four Corners hereby assumes and agrees to duly and timely pay, perform and discharge all of the Four Corners Asset Liabilities, to the full extent that WFSC has been heretofore or would have been in the future obligated to pay, perform and discharge the Four Corners Asset Liabilities were it not for such contribution and the execution and delivery of this Agreement; provided, however, that said assumption and agreement to duly and timely pay, perform and discharge the Four Corners Asset Liabilities shall not (a) increase the obligation of Four Corners with respect to the Four Corners Asset Liabilities beyond that of WFSC, (b) waive any valid defense that was available to WFSC with respect to the Four Corners Asset Liabilities or (c) enlarge any rights or remedies of any third party under any of the Four Corners Asset Liabilities.
     3.2 General Provisions Relating to Assumption of Liabilities
     (a) .Notwithstanding any other provisions of this Agreement to the contrary, WFSC and Four Corners agree that Four Corners shall not be obligated to, and shall not, assume any liabilities or obligations related to the Excluded Assets (collectively, the “Excluded Liabilities”).
     (b) Notwithstanding anything to the contrary contained in this Agreement including, without limitation, the terms and provisions of this Article III, Four Corners shall not be deemed to have assumed, and the Four Corners Assets have not been or are not being contributed subject to, any liens or security interests securing consensual indebtedness covering any of the Four Corners Assets, and all such liens and security interests shall be deemed to be excluded from the assumptions of liabilities made under this Article III.

ARTICLE IV
TITLE MATTERS
     4.1 Encumbrances.
     (a) Except to the extent provided in Section 3.2 or any other document executed in connection with this Agreement, the contribution and conveyance (by operation of Law or otherwise) of the Four Corners Assets as reflected in this Agreement are made expressly subject to all recorded encumbrances, agreements, defects, restrictions, and adverse claims covering the Four Corners Assets (other than liens not shown on any of the schedules to this Agreement) and all Laws, rules, regulations, ordinances, judgments and orders of governmental authorities or tribunals having or asserting jurisdiction over the Four Corners Assets and operations conducted thereon or therewith, in each case to the extent the same are valid and enforceable and affect the Four Corners Assets, including, without limitation, (i) all matters that a current on the ground survey, title insurance commitment or policy, or visual inspection of the Four Corners Assets would reflect, (ii) the applicable liabilities assumed in Article III, and (iii) all matters contained in the Specific Conveyances.
     (b) To the extent that certain jurisdictions in which the Four Corners Assets are located may require that documents be recorded in order to evidence the transfers of title reflected in this Agreement, then the provisions set forth in Section 4.1(a) immediately above shall also be applicable to the conveyances under such documents.
     4.2 Disclaimer of Warranties; Subrogation; Waiver.
     (a) EXCEPT TO THE EXTENT PROVIDED IN ANY OTHER DOCUMENT EXECUTED OR DELIVERED IN CONNECTION WITH THIS AGREEMENT, THE PARTIES ACKNOWLEDGE AND AGREE THAT NONE OF THE PARTIES HAS MADE, DOES NOT MAKE, AND EACH SUCH PARTY SPECIFICALLY NEGATES AND DISCLAIMS, ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS, IMPLIED OR STATUTORY, ORAL OR WRITTEN, PAST OR PRESENT, REGARDING (A) THE VALUE, NATURE, QUALITY OR CONDITION OF THE FOUR CORNERS ASSETS INCLUDING, WITHOUT LIMITATION, THE WATER, SOIL, GEOLOGY OR ENVIRONMENTAL CONDITION OF THE FOUR CORNERS ASSETS GENERALLY, INCLUDING THE PRESENCE OR LACK OF HAZARDOUS SUBSTANCES OR OTHER MATTERS ON THE FOUR CORNERS ASSETS, (B) THE INCOME TO BE DERIVED FROM THE FOUR CORNERS ASSETS, (C) THE SUITABILITY OF THE FOUR CORNERS ASSETS FOR ANY AND ALL ACTIVITIES AND USES THAT MAY BE CONDUCTED THEREON, (D) THE COMPLIANCE OF OR BY THE FOUR CORNERS ASSETS OR THEIR OPERATION WITH ANY LAWS (INCLUDING WITHOUT LIMITATION ANY ZONING, ENVIRONMENTAL PROTECTION, POLLUTION OR LAND USE LAWS, RULES, REGULATIONS, ORDERS OR REQUIREMENTS), OR (E) THE HABITABILITY, MERCHANTABILITY, MARKETABILITY, PROFITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE FOUR CORNERS ASSETS. EXCEPT TO THE EXTENT PROVIDED IN ANY OTHER DOCUMENT EXECUTED OR DELIVERED IN CONNECTION WITH THIS AGREEMENT, THE PARTIES

ACKNOWLEDGE AND AGREE THAT EACH HAS HAD THE OPPORTUNITY TO INSPECT THE FOUR CORNERS ASSETS, AND EACH IS RELYING SOLELY ON ITS OWN INVESTIGATION OF THE FOUR CORNERS ASSETS AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY ANY OF THE PARTIES. EXCEPT TO THE EXTENT PROVIDED IN ANY OTHER DOCUMENT EXECUTED OR DELIVERED IN CONNECTION WITH THIS AGREEMENT, NONE OF THE PARTIES IS LIABLE OR BOUND IN ANY MANNER BY ANY VERBAL OR WRITTEN STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE FOUR CORNERS ASSETS FURNISHED BY ANY AGENT, EMPLOYEE, SERVANT OR THIRD PARTY. EXCEPT TO THE EXTENT PROVIDED IN ANY OTHER DOCUMENT EXECUTED OR DELIVERED IN CONNECTION WITH THIS AGREEMENT, EACH OF THE PARTIES ACKNOWLEDGES THAT TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE CONTRIBUTION OF THE FOUR CORNERS ASSETS AS PROVIDED FOR HEREIN IS MADE IN AN “AS IS,” “WHERE IS” CONDITION WITH ALL FAULTS, AND THE FOUR CORNERS ASSETS ARE CONTRIBUTED AND CONVEYED SUBJECT TO ALL OF THE MATTERS CONTAINED IN THIS SECTION. THIS SECTION SHALL SURVIVE SUCH CONTRIBUTION AND CONVEYANCE OR THE TERMINATION OF THIS AGREEMENT. THE PROVISIONS OF THIS SECTION HAVE BEEN NEGOTIATED BY THE PARTIES AFTER DUE CONSIDERATION AND ARE INTENDED TO BE A COMPLETE EXCLUSION AND NEGATION OF ANY REPRESENTATIONS OR WARRANTIES, WHETHER EXPRESS, IMPLIED OR STATUTORY, WITH RESPECT TO THE FOUR CORNERS ASSETS THAT MAY ARISE PURSUANT TO ANY LAW NOW OR HEREAFTER IN EFFECT, OR OTHERWISE, EXCEPT AS SET FORTH IN THIS AGREEMENT OR ANY OTHER DOCUMENT EXECUTED OR DELIVERED IN CONNECTION WITH THIS AGREEMENT.
     (b) To the extent that certain jurisdictions in which the Four Corners Assets are located may require that documents be recorded in order to evidence the transfers of title reflected in this Agreement, then the disclaimers set forth in Section 4.2(a) immediately above shall also be applicable to the conveyances under such documents.
     (c) The contribution of the Four Corners Assets made under this Agreement is made with full right of substitution and subrogation of Four Corners, and all persons claiming by, through and under Four Corners, to the extent assignable, in and to all covenants and warranties by the predecessors-in-title of the parties contributing the Four Corners Assets, and with full subrogation of all rights accruing under applicable statutes of limitation and all rights of action of warranty against all former owners of the Four Corner Assets.
     (d) Each of the Parties agrees that the disclaimers contained in this Section 4.2 are “conspicuous” disclaimers. Any covenants implied by statute or Law by the use of the words “grant,” “convey,” “bargain,” “sell,” “assign,” “transfer,” “deliver,” or “set over” or any of them or any other words used in this Agreement or any schedules hereto are hereby expressly disclaimed, waived or negated.
     (e) Each of the Parties hereby waives compliance with any applicable bulk sales Law or any similar Law in any applicable jurisdiction in respect of the transactions contemplated by this Agreement.

ARTICLE V
FURTHER ASSURANCES
     5.1 Further Assurances. From time to time after the date hereof, and without any further consideration, the Parties agree to execute, acknowledge and deliver all such additional deeds, assignments, bills of sale, conveyances, instruments, notices, releases, acquittances and other documents, and will do all such other acts and things, all in accordance with applicable Law, as may be necessary or appropriate (a) more fully to assure that Four Corners own all of the properties, rights, titles, interests, estates, remedies, powers and privileges granted by this Agreement, or which are intended to be so granted, (b) more fully and effectively to vest in Four Corners and their respective successors and assigns beneficial and record title to the interests contributed and assigned by this Agreement or intended so to be and (c) to more fully and effectively carry out the purposes and intent of this Agreement.
     5.2 Other Assurances. From time to time after the date hereof, and without any further consideration, each of the Parties shall execute, acknowledge and deliver all such additional instruments, notices and other documents, and will do all such other acts and things, all in accordance with applicable Law, as may be necessary or appropriate to more fully and effectively carry out the purposes and intent of this Agreement. Without limiting the generality of the foregoing, the Parties acknowledge that the Parties have used their good faith efforts to attempt to identify all of the assets being contributed to Four Corners as required in connection with this Agreement. However, due to the age of some of those assets and the difficulties in locating appropriate data with respect to some of the assets it is possible that assets intended to be contributed to Four Corners were not identified and therefore are not included in the assets contributed to Four Corners. It is the express intent of the Parties that Four Corners own all assets necessary to operate the assets that are identified in this Agreement and in the Registration Statement. To the extent any assets were not identified but are necessary to the operation of assets that were identified, then the intent of the Parties is that all such unidentified assets are intended to be conveyed to Four Corners. To the extent such assets are identified at a later date, the Parties shall take the appropriate actions required in order to convey all such assets to Four Corners. Likewise, to the extent that assets are identified at a later date that were not intended by the parties to be conveyed as reflected in the Registration Statement, the Parties shall take the appropriate actions required in order to convey all such assets to the appropriate party.
ARTICLE VI
POWER OF ATTORNEY
     6.1 WFSC. WFSC hereby constitutes and appoints Four Corners and its successors and assigns, its true and lawful attorney-in-fact with full power of substitution for it and in its name, place and stead or otherwise on behalf of WFSC and its successors and assigns, and for the benefit of Four Corners and its successors and assigns, to demand and receive from time to time the Four Corners Assets and to execute in the name of WFSC and its successors and assigns, instruments of conveyance, instruments of further assurance and to give receipts and releases in respect of the same, and from time to time to institute and prosecute in the names of WFSC for the benefit of Four Corners as may be appropriate, any and all proceedings at law, in equity or otherwise which Four Corners and its successors and assigns, may deem proper in order to (a) collect, assert or enforce any claims, rights or titles of any kind in and to the Four

Corners Assets, (b) defend and compromise any and all actions, suits or proceedings in respect of any of the Four Corners Assets, and (c) do any and all such acts and things in furtherance of this Agreement as Four Corners or its successors or assigns shall deem advisable. WFSC hereby declares that the appointments hereby made and the powers hereby granted are coupled with an interest and are and shall be irrevocable and perpetual and shall not be terminated by any act of WFSC or its successors or assigns or by operation of law.
ARTICLE VII
MISCELLANEOUS
     7.1 Order of Completion of Transactions. The transactions provided for in Article II and Article III of this Agreement shall be completed on the Effective Date in the following order:
     First, the transactions provided for in Article II shall be completed in the order set forth therein; and
     Second, the transactions provided for in Article III shall be completed in the order set forth therein.
     7.2 Consents; Restriction on Assignment. If there are prohibitions against or conditions to the contribution and conveyance of one or more of the Four Corners Assets without the prior written consent of third parties, including, without limitation, governmental agencies (other than consents of a ministerial nature which are normally granted in the ordinary course of business), which if not satisfied would result in a breach of such prohibitions or conditions or would give an outside party the right to terminate rights of Four Corners to whom the applicable Four Corners Assets were intended to be conveyed with respect to such portion of the Four Corners Assets (herein called a “Restriction”), then any provision contained in this Agreement to the contrary notwithstanding, the transfer of title to or interest in each such portion of the Four Corners Assets (herein called the “Restriction Asset”) pursuant to this Agreement shall not become effective unless and until such Restriction is satisfied, waived or no longer applies. When and if such a Restriction is so satisfied, waived or no longer applies, to the extent permitted by applicable Law and any applicable contractual provisions, the assignment of the Restriction Asset subject thereto shall become effective automatically as of the Effective Time, without further action on the part of any Party. Each of the applicable Parties that were involved with the conveyance of a Restriction Asset agree to use their reasonable best efforts to obtain on a timely basis satisfaction of any Restriction applicable to any Restriction Asset conveyed by or acquired by any of them. The description of any portion of the Four Corners Assets as a “Restriction Asset” shall not be construed as an admission that any Restriction exists with respect to the transfer of such portion of the Four Corners Assets. In the event that any Restriction Asset exists, the applicable Party agrees to continue to hold such Restriction Asset in trust for the exclusive benefit of the applicable Party to whom such Restriction Asset was intended to be conveyed and to otherwise use its reasonable best efforts to provide such other Party with the benefits thereof, and the party holding such Restriction Asset will enter into other agreements, or take such other action as it may deem necessary, in order to ensure that the applicable Party to whom such Restriction Asset was intended to be conveyed has the assets and concomitant rights necessary to enable the applicable Party to operate such Restriction Asset in all material respects as it was operated prior to the Effective Time.
     7.3 Costs. Four Corners shall pay all sales, use and similar taxes arising out of the contributions, conveyances and deliveries to be made hereunder, and shall pay all documentary, filing, recording, transfer, deed, and conveyance taxes and fees required in connection therewith. In addition, Four Corners shall be responsible for all costs, liabilities and expenses (including court costs and reasonable attorneys’ fees) incurred in connection with the satisfaction or waiver of any Restriction pursuant to Section 7.2 to the extent such Restriction was disclosed to Four Corners on or before the Effective Date.
     7.4 Headings; References; Interpretation. All Article and Section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All references herein to Articles and Sections shall, unless the context requires a different construction, be deemed to be references to the Articles and Sections of this Agreement, respectively, and all such Schedules attached hereto are hereby incorporated herein and made a part hereof for all purposes. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders, and the singular shall include the plural and vice versa. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation,” “but not limited to,” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter.
     7.5 Successors and Assigns. The Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns.
     7.6 No Third Party Rights. The provisions of this Agreement are intended to bind the Parties hereto as to each other and are not intended to and do not create rights in any other person or confer upon any other person any benefits, rights or remedies and no person is or is intended to be a third party beneficiary of any of the provisions of this Agreement.
     7.7 Counterparts. This Agreement may be executed in any number of counterparts, all of which together shall constitute one agreement binding on the parties hereto.
     7.8 Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Texas applicable to contracts made and to be performed wholly within such state without giving effect to conflict of law principles thereof, except to the extent that it is mandatory that the Law of some other jurisdiction, wherein the interests are located, shall apply.

     7.9 Severability. If any of the provisions of this Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the Laws of any political body having jurisdiction over the subject matter hereof, such contravention or invalidity shall not invalidate the entire Agreement. Instead, this Agreement shall be construed as if it did not contain the particular provision or provisions held to be invalid, and an equitable adjustment shall be made and necessary provision added so as to give effect to the intention of the Parties as expressed in this Agreement at the time of execution of this Agreement.
     7.10 Deed; Bill of Sale; Assignment. To the extent required and permitted by applicable Law, this Agreement shall also constitute a “deed,” “bill of sale” or “assignment” of the Four Corners Assets.
     7.11 Amendment or Modification. This Agreement may be amended or modified from time to time only by the written agreement of all the Parties hereto and affected thereby.
     7.12 Integration. This Agreement and the instruments referenced herein supersede all previous understandings or agreements among the Parties, whether oral or written, with respect to its subject matter. This Agreement and such instruments contain the entire understanding of the Parties with respect to the subject matter hereof and thereof. No understanding, representation, promise or agreement, whether oral or written, is intended to be or shall be included in or form part of this Agreement unless it is contained in a written amendment hereto executed by the Parties hereto after the date of this Agreement.

     IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first above written.

WILLIAMS FIELD SERVICES COMPANY, LLC, a Delaware limited liability company
By:	/s/ Alan S. Armstrong
	Name:	Alan S. Armstrong
	Title:	Senior Vice President

WILLIAMS FOUR CORNERS LLC, a Delaware limited liability company
By:	/s/ Alan S. Armstrong
	Name:	Alan S. Armstrong
	Title:	Senior Vice President

SCHEDULE 2.1
LIST OF FOUR CORNERS ASSETS
A. Four Corners Assets located in Colorado
Real Property, including fee, leasehold, easements, rights of way, permits, licenses, approvals and similar rights to land and improvements
Manzanares Gas Pipeline Gathering System located in La Plata County, Colorado.
Gathering and processing mainlines and loops
PLA-9 CDP (Central Delivery Point)

San Juan Conventional Gas Pipeline Gathering System located in La Plata County, Colorado.
Gathering and processing mainlines and loops
44 CANYON CDP (Central Delivery Point) — (inactive)
ARGENTA CDP
GIANT CDP (inactive)
MCKINZIE CDP (inactive)
SO UTE E CDP
SOUTH IGNACIO CDP
IGNACIO PLANT RECEIPT — meter station
TRUNK J — compressor station
IGNACIO — gas processing plant located in La Plata County, near Durango, Colorado.

B. Four Corners Assets located in New Mexico
Real Property, including fee, leasehold, easements, rights of way, permits, licenses, approvals and similar rights to land and improvements.
Manzanares Gathering Gas Pipeline System located in San Juan and Rio Arriba Counties, New Mexico
Gathering and processing mainlines and loops
29-6 #2 CDP (Central Delivery Point)
29-6-#3 CDP
29-6 #4 CDP
29-7 #1 CDP
30-5 #1 CDP
31-6 #1 CDP
32-7 #1 CDP
32-8 #1 CDP
32-8 #2 CDP
32-8 #3 CDP
32-9 CDP
ANIMAS (TRUNK X) CDP (retired — partially dismantled)
AZTEC CDP
CARRACAS CDP
CEDAR HILL CDP
COTTONWOOD CDP (retired)
DECKER JUNCTION CDP
EAST NEBU CDP
FRAZIER CDP
HORSE CANYON CDP
MANZANARES CDP
MIDDLE MESA CDP
NAVAJO CDP
PRIMO CDP
PUMP MESA CDP
SIMS MESA CDP
31-6 WPX — compressor station
AZTEC — compressor station
EL CEDRO — compressor station
KERNAGHAN #B-8 — compressor station (retired)
MIRANDA — compressor station
PRITCHARD — compressor station
TRUNK A — compressor station
TRUNK B — compressor station
TRUNK C — compressor station

LA MAQUINA — meter station
PUMP CANYON DELIVERY — meter station
ESPERANZA — gas treating plant located in Rio Arriba County, New Mexico
MILAGRO — gas treating plant located in San Juan County, New Mexico
San Juan Gas Pipeline Gathering System located in San Juan and Rio Arriba Counties, New Mexico
Gathering and processing mainlines and loops
ROSA #1 CDP (Central Delivery Point)
TEXAKOMA CDP
TRUNK E CDP
TRUNK M CDP
GALLEGOS CANYON — compressor station
GARDNER N-30 — compressor station
HART CANYON — compressor station (retired)
JVA — compressor station (inactive)
LA JARA — compressor station
LAGUNA SECA — compressor station
LATERAL H-21 — compressor station
MARTINEZ DRAW — compressor station
OJITO — compressor station
QUINTANA MESA — compressor station
TRUNK F — compressor station
TRUNK G — compressor station
TRUNK L — compressor station
TRUNK M — compressor station
TRUNK N — compressor station
BMG SAN JUAN — meter station
C13 IGNACIO to MANZANARES — meter station
C5 CONVENTIONAL to MND — meter station
CONV N to MANZ B — meter station
COX OFFLOAD (Exchange Out) — meter station
S86 & TRUNK N to TRUNK S CHECK — meter station
TAPOCITOS EXCHANGE POINT — meter station (inactive)
TENNACO HANSON WELLS — meter station (retired)
TRUNK S — ANNUBAR CHECK — meter station
UNIVERSAL RESOURCES-GRIGSBY WELLS — meter station (retired)
Central dehydrators at Ojito station

Torre Alta Gas Pipeline Gathering System located in San Juan and Rio Arriba Counties, New Mexico
Gathering and processing mainlines and loops
A RIDGE CDP (Central Delivery Point)
FARNSWORTH CDP
MARCUS CDP
BALLARD — compressor station
BLANCO — compressor station
CHACO — compressor station
COYOTE SPRINGS — compressor station
CRANDELL — compressor station
CROUCH MESA — compressor station
DOGIE — compressor station
FIVE POINTS — compressor station
GLADE — compressor station
HAMPTON — compressor station
HARE — compressor station
HONOLULU — compressor station
HORTON — compressor station
HUERFANO — compressor station (inactive)
K-LEASE — compressor station
K-WELL — compressor station
KEBLAH — compressor station
LACOSA — compressor station
LAWSON STRADDLE — compressor station
LOS MESTENIOS — compressor station
MERIDIAN #5 — compressor station (retired)
NORTH CRANDELL — compressor station
PIPKIN — compressor station
RICHARDSON STRADDLE — compressor station
SIMPSON — compressor station
SNOWSHOE STRADDLE — compressor station
THOMPSON — compressor station
WEST KUTZ — compressor station (retired)
WILD HORSE — compressor station
BARKER DOME/KUTZ CHECK — meter station (retired)
BLANCO-HARE to KEBLAH — meter station
BLANCO-HARE to KUTZ — meter station
CHACO/KEBLAH to KUTZ II — meter station
CHACO/KUTZ I — meter station
CHACO/KUTZ I BYPASS — meter station

FARMINGTON BORDER STATION 2 — meter station (inactive)
GREER JICARILLA SALES POINT — meter station (retired)
JICARILLA MAINLINE — meter station
LA MANGA — meter station
LARGO GATHERING SYSTEM CHECK — meter station
LINDA NYE #1 to PNM CHECK — meter station
LOWERY GATHERING CHECK — meter station
MCCRODEN CHECK — meter station
SHIPROCK MAKE UP — meter station (retired)
KUTZ — gas processing plant located in Bloomfield, New Mexico
LYBROOK — gas processing plant located in Lybrook, New Mexico
C. Miscellaneous
1. Any and all buildings and improvements; meter and regulating equipment, inventory and facilities; compressor and meter equipment; portable equipment and tools; boilers and associated equipment; water treating equipment; cooling towers; telecommunication facilities and equipment; machinery; equipment; pipe and pipe racks; steel; tools; parts inventory; separators and scrubbers; debutanizers; depropanizers; stablizers; demethanizers; generators; dehydrators; rectifiers; storage and processing tanks; cathodic protection devices; tanks, reservoirs and pits; pig assemblies and equipment; pumps, drivers and motors; fire and safety equipment; gas analyzing equipment; telemetering equipment; office buildings, equipment and furnishings; computer software, hardware and infrastructure; gas control system; vehicles; and all other tangible personal property owned by WFS and located in the states of Colorado and New Mexico.
2. All gas gathering, processing, dehydrating and treating agreements, contracts, operating agreements, and other legally binding rights and obligations of WFS related to services to be provided by WFS at facilities owned and operated in the states of Colorado and New Mexico.
3. All permits, licenses, certificates, authorizations, registrations, orders, waivers, variances and approvals granted to WFS or its respective predecessors in interest to the extent the same are assignable and which relate to WFS’ services to be provided by WFS at facilities owned and operated in the states of Colorado and New Mexico.
D. Contracts
1. Every contract, agreement or other arrangement or understanding of any kind relating to the operation of the foregoing facilities and pipelines described in this Schedule 2.1, including, without limitation, the Material Contracts listed on Disclosure Schedule 3.13 of the Purchase and Sale Agreement, dated April 6, 2006, by and among Williams Energy Services, LLC, Williams Field Services Group, LLC, Williams Field Services Company, LLC, Williams Partners GP LLC, Williams Partners L.P. and Williams Partners Operating LLC.

SCHEDULE 2.2
LIST OF EXCLUDED ASSETS
1.	An approximate 21.65 acre parcel of land and appurtenances formerly referred to as the Ignacio Field Office, located in the Northeast quarter of the Northwest quarter of Section 17-T33N-R7W, LaPlata County, Colorado.
2.	All assets that formed a part of the former La Maquina treating plant, and related facilities and equipment located upon an approximate 56.48 acre parcel of land located in Sections 27 and 28 in T31N, R10W, San Juan County, New Mexico.